UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2011

                                BOOKS-A-MILLION, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20664	63-0798460
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Industrial Lane
Birmingham, Alabama  35211
 (Address of Principal Executive Offices, including Zip Code)

(205) 942-3737
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Summarized below are descriptions of the matters voted on at the Annual Meeting of Stockholders of Books-A-Million, Inc. ("the Company") held on May 24, 2011 (the "Annual Meeting") and the final results of such voting:

Proposal 1 – Election of Directors.  The result of the vote taken at the Annual Meeting for the election of a class of directors of the Company to serve a three-year term expiring at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified was as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Terry C. Anderson	10,936,710	1,135,428	2,601,416
Albert C. Johnson	11,901,247	170,891	2,601,416

Proposal 2 – Approval of the Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers.  The result of the vote taken at the Annual Meeting relating to the approval of the compensation of the Company’s named executive officers was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,502,833	1,168,718	400,587	2,601,416

Proposal 3 – Approval of the Non-Binding Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes.  The result of the vote taken at the Annual Meeting relating to the approval of the frequency of future executive compensation advisory votes was as follows:

Once Every Year	Once Every Two Years	Once Every Three Years	Abstain	Broker Non-Votes
10,003,616	1,534,410	130,640	403,472	2,601,416

Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.  The result of the vote taken at the Annual Meeting to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for fiscal year 2012 was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
14,523,880	63,699	85,975	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKS-A-MILLION, INC.
By:	/s/ Brian W. White
Brian W. White Chief Financial Officer

Dated: May 27, 2011